Exhibit 23.2

CONSENT OF HEIN & ASSOCIATES LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-152282, 333-74281, 333-71035, 333-69571, 333-12567 and 333-65528) on Form S-8 of Emrise Corporation of our report dated April 15, 2009, except for note 4, which is dated July 2, 2010, relating to our audit of the consolidated financial statements Emrise Corporation for the year ended December 31, 2008, included in this Current Report on Form 8-K.

/s/ Hein & Associates LLP

Irvine, California

July 2, 2010